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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Fleetwood Enterprises, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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	(2)	Form, Schedule or Registration Statement No.:
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FLEETWOOD ENTERPRISES, INC.
3125 Myers Street
Riverside, California 92503

NOTICE OF SPECIAL MEETING

TO THE SHAREHOLDERS OF FLEETWOOD ENTERPRISES, INC:

        A Special Meeting of Shareholders of Fleetwood Enterprises, Inc. will be held in the Conference Center of the corporate offices, 3125 Myers Street, Riverside, California, on April 12, 2004, at 9:00 a.m., local time, for the following purposes:

  1.
  To vote on a proposal to amend Fleetwood's Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 75,000,000 to 150,000,000 shares; and

  2.
  To consider any other business that may properly come before the Special Meeting.

        The close of business on February     , 2004 has been fixed as the record date for determining shareholders that are entitled to receive notice of and to vote at the Special Meeting and any adjournment. Your vote is very important. Whether or not you plan to attend the Special Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible. You need not be present at the Special Meeting in order to vote. You may vote by signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope. If you later decide to attend the Special Meeting, you may withdraw your proxy and vote personally on each matter. Therefore, we recommend that you sign and return the enclosed proxy card without delay.

                      By Order of the Board of Directors,

                      Forrest D. Theobald
                      Secretary

Riverside, California
March    , 2004

QUESTIONS AND ANSWERS

Q:
What am I voting on?

A:
A proposal to amend Fleetwood's Restated Certificate of Incorporation to increase the authorized number of shares of Fleetwood's common stock (see page 4 for details).

Q:
How does the Board recommend I vote on the proposal?

A:
The Board recommends you vote FOR the proposal.

Q:
Who is entitled to vote at the Special Meeting?

A:
Holders of shares of our common stock as of the close of business on the record date, February     , 2004, are entitled to vote.

Q:
How do I vote?

A:
If you hold Fleetwood common stock as a registered shareholder, you can vote in person at the Special Meeting or you can sign and date each proxy card you receive and return it in the prepaid envelope prior to the Special Meeting. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the proposal.

  You have the right to revoke your proxy at any time before your shares are actually voted at the Special Meeting by:

  (1)
  notifying our Corporate Secretary in writing at 3125 Myers Street, Riverside, California 92503;

  (2)
  signing and returning a proxy card dated as of a later date; or

  (3)
  voting in person at the Special Meeting.

  If your Fleetwood common stock is held through a broker or bank, you will receive voting instructions from your broker or bank describing the method for voting your stock.

Q:
How will voting on any other business be conducted?

A:
Other than the proposal described in this Proxy Statement, we know of no other business to be considered at the Special Meeting. However, if any other matters are properly presented at the Special Meeting, including any postponement or adjournment of the Special Meeting, your signed proxy card authorizes Thomas B. Pitcher, our Chairman, and Forrest D. Theobald, our Secretary, to vote on those matters according to their best judgment.

Q:
Who will count the vote?

A:
Lyle N. Larkin, our Treasurer and Assistant Secretary, will act as inspector of election for the Special Meeting and tabulate the votes.

Q:
What does it mean if I receive more than one proxy card?

A:
It probably means your shares are registered differently and are in more than one account. Sign and return all proxy cards to ensure that all your shares are voted.

Q:
How many shares can vote?

A:
As of the record date, there were                        shares of our common stock issued and outstanding (excluding shares of treasury stock) held of record by             shareholders. Holders of our common stock are entitled to one vote per share for each proposal presented at the Special Meeting.

Q:
How many votes are necessary to take action at the Special Meeting?

A:
To transact business at the Special Meeting, a quorum of the shares entitled to vote must be present at the Special Meeting, whether in person or represented by proxy. A "quorum" is a majority of shares entitled to vote as of the record date, present in person or represented by proxy at the Special Meeting. Because there were                        shares entitled to vote as of the record date, we will need at least                        shares present, in person or represented by proxy, at the Special Meeting to establish a quorum. To approve the proposal to amend our Restated Certificate of Incorporation, a majority of the outstanding shares entitled to vote must vote in favor of the proposal. Shareholders will not have dissenters' rights with respect to the proposal to amend our Restated Certificate of Incorporation.

Q:
What happens if I abstain?

A:
If you submit a properly signed proxy card and indicate your intention to "ABSTAIN" on the proposal, your shares will still be considered present for purposes of determining whether a quorum is present but will not count as shares voted "FOR" or "AGAINST" the proposal to amend our Restated Certificate of Incorporation. However, because approval of the proposal requires the affirmative vote of a majority of the outstanding shares entitled to vote, abstentions will have the same effect as votes cast against the proposal to amend our Restated Certificate of Incorporation.

Q:
How will "broker non-votes" be treated?

A:
In some cases, brokers and nominees will return proxy cards indicating that they did not receive specific voting instructions from the beneficial owner and that they lack the discretionary power to vote the shares on behalf of the beneficial owner. These are called "broker non-votes." Broker non-votes are considered present for purposes of establishing whether a quorum is present but will not count as shares voted "FOR" or "AGAINST" the proposal to amend our Restated Certificate of Incorporation. However, because approval of the proposal requires the affirmative vote of a majority of the outstanding shares entitled to vote, broker non-votes will have the same effect as votes cast against the proposal to amend our Restated Certificate of Incorporation.

Q:
Who can attend the Special Meeting?

A:
All shareholders as of the record date can attend the Special Meeting. If your shares are issued in your name and not held through a brokerage account and you wish to attend the Special Meeting, please check the box on your proxy card. If your shares are held through a broker and you would like to attend the Special Meeting, please (1) write or e-mail Kathy Munson, our Director of Investor Relations, at 3125 Myers Street, Riverside, California 92503, or at kathy.munson@fleetwood.com and (2) bring a copy of your brokerage account statement or an omnibus proxy (which you can get from your broker) to the Special Meeting.

Q:
When are shareholder proposals due for the 2004 Annual Meeting?

A:
If you intend to have a proposal considered for inclusion in Fleetwood's proxy materials for presentation at our 2004 Annual Meeting of Shareholders, you must submit the proposal to our Corporate Secretary at Fleetwood Enterprises, Inc., 3125 Myers Street, Riverside, California 92503. We must receive your proposal no later than April 15, 2004.

  If you wish to present a proposal at our 2004 Annual Meeting of Shareholders, you must notify us of the proposal at least 60 but not more than 90 days before the meeting date. The proposal must set forth a brief description of the business to be brought before the 2004 Annual Meeting of Shareholders, the reasons for conducting the business at the meeting, and any material interest that you or the beneficial owner of the shares, if any, has in this business. In addition, the proposal must be accompanied by your name and address as they appear on our books, the name and address of the beneficial owner, if any, and the class and number of shares that are owned by you and the beneficial owner, if any. If the proposal is not submitted as described above and in our bylaws, Fleetwood reserves the right to declare that the proposed business was not properly brought before the 2004 Annual Meeting of Shareholders and that such business may not be transacted at the meeting.

Q:
How are proxies being solicited?

A:
The Board of Directors is soliciting your proxy for use at the Special Meeting and any adjournment thereof by mailing this proxy statement and proxy card to our shareholders of record as of February     , 2004. In addition, some of our directors, officers and regular employees may, without extra pay, make additional solicitations by telephone or in person. We will bear the cost of this proxy solicitation. We will also reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for expenses incurred in forwarding proxy materials to beneficial owners of our shares. Lastly, we have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for the Special Meeting.

PROPOSAL YOU MAY VOTE ON

PROPOSAL 1

TO AMEND OUR RESTATED CERTIFICATE OF INCORPORATION

The Proposed Amendment

        Fleetwood shareholders are being asked to approve a proposal to amend Fleetwood's Restated Certificate of Incorporation to increase the authorized number of shares of our common stock from 75,000,000 to 150,000,000 shares. Our board of directors determined that this amendment is advisable and should be considered at the Special Meeting to be held on April 12, 2004. The full text of the proposed Certificate of Amendment to the Restated Certificate of Incorporation is attached as Annex A to this Proxy Statement. Fleetwood is currently authorized to issue 10,000,000 shares of preferred stock, par value $1.00 per share, and the proposed amendment will not affect this authorization.

Purposes and Effects of the Proposed Increase in the Number of Authorized Shares of Fleetwood Common Stock

        The proposed amendment would increase the number of shares of common stock that Fleetwood is authorized to issue from 75,000,000 to 150,000,000. The additional 75,000,000 shares would be part of the existing class of our common stock and, if and when issued, would have the same rights and privileges as the shares of our common stock currently issued and outstanding. As of February     , 2004,                        shares of our common stock were issued and outstanding, excluding shares held by Fleetwood as treasury stock, and no shares of our preferred stock were outstanding. As of February     , 2004, our remaining authorized but unissued shares of common stock were reserved for issuance as follows:

  •
  shares are reserved for issuance under our convertible trust preferred securities;

  •
  shares are reserved for exercisable stock options; and

  •
  shares are reserved for warrants issued to purchase our common stock.

        Recent events have prompted our board of directors to approve an increase in our authorized common stock and to seek shareholder approval of this increase. In December 2003, we issued $100 million aggregate principal amount of our 5.00% Convertible Senior Subordinated Debentures due 2023. Depending upon the circumstances under which the notes are converted, the notes are convertible into shares of our common stock, cash, or a combination of cash and shares of our common stock. The maximum number of shares of our common stock into which these notes may be convertible is 8,503,400, subject to certain adjustments under the terms of the notes. We do not currently have sufficient remaining authorized shares of common stock to reserve the full number of shares issuable upon conversion of all of the notes. At the time we issued the notes, we agreed to seek shareholder approval to amend our Restated Certificate of Incorporation to increase our authorized shares of our common stock to a number sufficient to permit conversion of all of the notes into shares of our common stock. Until our shareholders approve the proposed amendment, the notes are convertible either solely into cash in lieu of our common stock or into a combination of a maximum amount of cash and a number of shares of our common stock not to exceed 5,995,885 shares in the aggregate. In addition, if our shareholders do not approve the proposed amendment prior to April 20, 2004, we will have to pay 0.25% in additional interest on the notes, such that the notes will begin to accrue interest at the higher rate of 5.25% per annum beginning after that date. If our shareholders do not approve the proposed amendment by July 19, 2004, we will have to pay 0.50% in additional interest on the notes, such that the interest rate will increase further to 5.50% after that date, and if our shareholders do not approve the proposed amendment by September 17, 2004, we will have to pay 0.75% in additional interest on the notes, such that the interest rate will increase further to 5.75% after that date. If the proposed amendment is approved by our shareholders, the additional interest, if any, will cease to accrue and, upon conversion of each debenture, we will deliver either our common stock into which such debenture is convertible or, subject to certain conditions, the cash value of our common stock into which such debenture is convertible or a combination of cash and our common stock.

        In addition to providing us with additional authorized common stock for issuance upon conversion of our convertible notes, the adoption of the proposed amendment to our Restated Certificate of Incorporation is intended to provide us flexibility to make such issuances of our common stock as may be necessary to complete acquisitions or other corporate transactions, to reserve and issue shares in connection with our 1992 Amended and Restated Stock-Based Incentive Compensation Plan and 1992 Non-Employee Director Stock Option Plan, and for other corporate purposes. Our board of directors believes it is prudent for us to have this flexibility.

        The holders of our common stock are not entitled to preemptive rights. Accordingly, future issuances of additional shares of our common stock or securities convertible into our common stock, whether pursuant to an acquisition or other corporate transaction or otherwise, might have the effect of diluting the voting rights and ownership of shareholders. In addition, future issuances could have the effect of diluting our earnings per share and book value per share. The availability for issuance of additional shares of our common stock could discourage or make more difficult efforts to obtain control of Fleetwood. For example, the issuance of shares of our common stock in a public or private sale, merger, or similar transaction would increase the number of shares of our common stock outstanding, thereby possibly diluting the interest of a party attempting to obtain control of Fleetwood. We are not aware of any pending or threatened efforts to acquire control of Fleetwood.

Vote Required for Approval

        The affirmative vote of the holders of a majority of the outstanding shares of Fleetwood common stock entitled to vote as of the record date is required to approve the proposed amendment to our Restated Certificate of Incorporation.

Effective Date of Proposed Amendment

        If the proposed amendment to our Restated Certificate of Incorporation is adopted by the required vote of our shareholders, we currently intend to file the amendment with the Secretary of State of the State of Delaware as soon as practicable following such shareholder approval.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THIS
PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION

SECURITY OWNERSHIP OF DIRECTORS,
MANAGEMENT AND PRINCIPAL SHAREHOLDERS

        On February     , 2004, the record date for the Special Meeting,                         shares of our common stock were outstanding, excluding shares held by Fleetwood as treasury stock. No shares of any other class of our stock were outstanding. Only shareholders of record as of February     , 2004 are entitled to vote at the Special Meeting and at any adjournment thereof. Holders of our common stock are entitled to one vote per share on all matters to come before the Special Meeting and at any adjournment thereof.

Director and Officer Stock Ownership

        The following table sets forth information regarding the beneficial ownership of Fleetwood common stock as of February 3, 2004 by each Fleetwood director, the Chief Executive Officer, the four other most highly compensated executive officers and all directors and executive officers as a group. Such ownership includes shares held by certain family members, trusts, wholly owned corporations and private foundations, if applicable.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Paul D. Borghesani	27,388		*
Ronald L. Brewer	128,600		*
Loren K. Carroll	26,388		*
Edward B. Caudill	574,358	(3)	1.47%
J. Wesley Chancey	161,505		*
Margaret S. Dano	19,200		*
Dr. James L. Doti	37,858		*
David S. Engelman	36,688		*
J. Michael Hagan	13,200		*
Dr. Douglas M. Lawson	37,200		*
John T. Montford	23,627		*
Thomas B. Pitcher	37,237		*
Boyd R. Plowman	310,300		*
Daniel D. Villanueva	6,200		*
Charles A. Wilkinson(4)	63,500		*
24 Directors and Executive Officers as a Group	2,193,714		5.31%

*
Less than 1%.

(1)
Includes shares of Fleetwood common stock which may be obtained if options issued under Fleetwood's 1992 Amended and Restated Stock-Based Incentive Compensation Plan or 1992 Non-Employee Director Stock Option Plan that are exercisable within 60 days are exercised. The persons who have such options and the number of shares which may be so obtained are as follows: Mr. Borghesani, 23,888; Mr. Brewer, 117,600; Mr. Chancey, 148,100; Ms. Dano, 18,200; Dr. Doti, 32,858; Mr. Engelman, 31,888; Mr. Hagan, 10,200; Dr. Lawson, 34,200; Mr. Montford, 23,087; Mr. Pitcher, 34,737; Mr. Plowman, 290,300; Mr. Wilkinson 63,500; and 24 directors and executive officers as a group, 1,932,844.

(2)
Percentage voting power is based upon 39,130,394 shares of Fleetwood common stock outstanding as of February 3, 2004. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, to Fleetwood's knowledge each of the shareholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by that shareholder.

(3)
Includes 147,860 shares of restricted stock.

(4)
Mr. Wilkinson left the company in November 2003.

Stock Ownership of Certain Beneficial Owners

        The following table sets forth the most recently available information concerning the only shareholders believed by Fleetwood to have beneficial ownership, by virtue of actual or attributed voting rights or investment powers, of more than 5 percent of Fleetwood's outstanding common stock, as of February 3, 2004.

Name and Address of Beneficial Owner		Amount and Nature of Beneficial Ownership		Percent of Class(1)
1.	FMR Corp. 82 Devonshire Street Boston, MA 02109	5,377,133	(2)	13.74%
2.	Citigroup, Inc. 399 Park Avenue New York, NY 10043	5,312,813	(3)	13.58%
3.	First Pacific Advisors, Inc. 11400 West Olympic Boulevard, Suite 1200 Los Angeles, CA 90064	4,370,511	(4)	11.17%
4.	Putnam, LLC d/b/a Putnam Investments One Post Office Square Boston, MA 02109	4,299,056	(5)	10.99%
5.	Deutsche Bank AG Taunusanlage 12, D-60325 Frankfurt am Main Federal Republic of Germany	3,310,423	(6)	7.81%
6.	Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	2,160,200	(7)	5.52%
7.	Primecap Management Company 225 South Lake Avenue, #400 Pasadena, CA 91101-3005	2,069,300	(8)	5.29%

(1)
Percentage voting power is based upon 39,130,394 shares of Fleetwood common stock outstanding as of February 3, 2004.

(2)
This information is based on a Schedule 13G filed by FMR Corp. with the Securities and Exchange Commission on February 13, 2003. FMR reported that as of December 31, 2002, the shares reported on by FMR at that time were beneficially owned by affiliates that had sole investment authority with respect to all the shares and sole voting authority with respect to 2,643,551 of the shares.

(3)
This information is based upon information contained in an amended Schedule 13G filed by Citigroup with the Securities and Exchange Commission on June 18, 2003. Also reporting as filing persons were Citigroup Global Markets Limited, Citigroup Global Markets Europe Limited, Citigroup Global Markets International LLC, Citigroup Financial Products Inc., Smith Barney Fund Management LLC, and Citigroup Global Markets Holdings Inc. Citigroup reported that as of June 6, 2003, it shared voting authority and investment authority with respect to all of the shares.

  Citigroup also reported that the aggregate amount beneficially held assumes conversion or exercise of certain securities held. Separately, pursuant to Form 4 dated June 6, 2003, Citigroup Inc. reported net beneficial ownership of 844,480 shares of common stock issuable upon conversion of 9.5% Convertible Trust Preferred Securities due 2013 issued by Fleetwood Capital Trust III (the "Convertible Trust III Preferred Securities"), which we included in the total reported on the Schedule 13G.

(4)
This information is based upon an amended Schedule 13G filed by First Pacific Advisors with the Securities and Exchange Commission on February 12, 2004. First Pacific reported that as of December 31, 2003, it shared voting authority with respect to 1,631,376 of the shares and shared dispositive power with respect to all of the shares.

(5)
This information is based upon information contained in an amended Schedule 13G filed by Putnam with the Securities and Exchange Commission on February 13, 2004. Also reporting as filing persons were Putnam Investment Management, LLC and The Putnam Advisory Company, LLC. Putnam reported that it shared voting authority with respect to 1,189,980 shares and shared dispositive power with respect to all of the shares.

(6)
This information is based on an amended Schedule 13G filed by Deutsche Bank with the Securities and Exchange Commission on February 9, 2004. Deutsche Bank reported that it has sole voting and dispositive power with respect to all the reported shares, of which (a) 24,500 are shares of common stock, (b) 884,504 are issuable upon conversion of 6% Convertible Trust Preferred Securities due 2028 issued by Fleetwood Capital Trust, (c) 731,761 are issuable upon conversion of 9.5% Convertible Trust Preferred Securities due 2013 issued by Fleetwood Capital Trust II (the "Convertible Trust II Preferred Securities"), and (d) 1,669,658 are issuable upon conversion of the Convertible Trust III Preferred Securities.

(7)
This information is based upon information contained in a Schedule 13G amendment filed by Dimensional Fund Advisors with the Securities and Exchange Commission on February 6, 2004. Dimensional Fund Advisors reported that it had sole voting authority and shared dispositive power with respect to all of the shares.

(8)
This information is based on a Schedule 13G amendment filed by Primecap Management Company with the Securities and Exchange Commission on January 16, 2004. Primecap reported that it was the beneficial owner of 2,069,300 shares, of which it had sole voting power with respect to 1,302,000 shares and sole dispositive power over all the shares.

 INCORPORATION BY REFERENCE

        We are "incorporating by reference" into this proxy statement the information we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this proxy statement, and information in documents that we file later with the SEC will automatically update and supersede information in this proxy statement. We incorporate by reference the documents listed below into this proxy statement, and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information "furnished" pursuant to Item 9 or Item 12 on any current report on Form 8-K), after the date of this proxy statement and until this offering is completed:

  •
  our annual report on Form 10-K for the year ended April 27, 2003 filed on July 23, 2003;

  •
  our quarterly report on Form 10-Q for the quarter ended October 26, 2003 filed on December 8, 2003;

  •
  our quarterly report on Form 10-Q for the quarter ended July 27, 2003 filed on September 4, 2003; and

  •
  our current reports on Form 8-K filed on January 5, 2004, December 23, 2003, December 17, 2003, November 20, 2003, October 21, 2003 and September 4, 2003.

        Nothing in this proxy statement shall be deemed to incorporate information furnished but not filed with the SEC.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Investor Relations Department
Fleetwood Enterprises, Inc.
3125 Myers Street
Riverside, California 92503
(909) 351-3500

Annex A

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE
OF
INCORPORATION OF FLEETWOOD ENTERPRISES, INC.,
a Delaware corporation

It is hereby certified that:

1.
The name of the corporation is Fleetwood Enterprises, Inc. (the "Corporation").

2.
The Restated Certificate of Incorporation of the Corporation is hereby amended by deleting the FOURTH Article thereof and by substituting in lieu thereof the following new FOURTH article:

  "FOURTH: The Corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, "Preferred Stock" and "Common Stock"; the total number of shares which the Corporation shall have authority to issue is one hundred sixty million (160,000,000); the total number of shares of Preferred Stock shall be ten million (10,000,000) and each such shares shall have a par value of one dollar ($1.00); and the total number of shares of Common Stock shall be one hundred fifty million (150,000,000) and each such share shall have a par value of one dollar ($1.00).

  Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix the voting rights, designations, powers, preferences and the relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock; and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding)."

3.
The amendment of the Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, this Certificate of Amendment has been duly executed by a duly authorized officer of the Corporation on the            day of                        , 2004.

FLEETWOOD ENTERPRISES, INC.
By:
Name:
Title:

A-1

PROXY

FLEETWOOD ENTERPRISES, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF THE COMPANY FOR SPECIAL MEETING, APRIL 12, 2004

        The undersigned, a shareholder of FLEETWOOD ENTERPRISES, INC., a Delaware corporation (the "Company"), acknowledges receipt of a copy of the Notice of Special Meeting, the accompanying Proxy Statement; and, revoking any proxy previously given, hereby constitutes and appoints Thomas B. Pitcher and Forrest D. Theobald and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to vote the shares of common stock of the Company standing in the name of the undersigned at the Special Meeting of the Company to be held at the Conference Center of our corporate offices, 3125 Myers Street, Riverside, California on Monday, April 12, 2004 at 9:00 a.m., local time, and at any adjournment thereof, on all matters coming before said meeting.

        The Board of Directors recommends a vote FOR Item 1.

1.
Adoption of a Certificate of Amendment to the Company's Restated Certificate of Incorporation that would increase the number of authorized shares of our common stock from 75,000,000 to 150,000,000 shares.

  ☐    FOR                        ☐    AGAINST                        ☐    ABSTAIN

2.
In their discretion, upon any other matters as may properly come before the Special Meeting or at any adjournment thereof, including the postponement or adjournment of such meeting.

(Continued, and to be marked, dated and signed, on other side)

        THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS.

Dated:	, 2004

Dated:	, 2004

(Signature of Shareholder)

(Signature of Shareholder)

This proxy must be signed exactly as your name appears hereon. Executors, administrators, trustees, etc. should give full title, as such. If the shareholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.

        ☐    Please check this box if you plan to attend the Special Meeting of Shareholders.

        PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

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NOTICE OF SPECIAL MEETING
QUESTIONS AND ANSWERS
PROPOSAL YOU MAY VOTE ON PROPOSAL 1 TO AMEND OUR RESTATED CERTIFICATE OF INCORPORATION
SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT AND PRINCIPAL SHAREHOLDERS
INCORPORATION BY REFERENCE
CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION OF FLEETWOOD ENTERPRISES, INC., a Delaware corporation
FLEETWOOD ENTERPRISES, INC. PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR SPECIAL MEETING, APRIL 12, 2004